SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ---------------------

                            HARVEY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

   New York                                            13-1534671
(State of incorporation or organization)   (I.R.S. employer identification no.)

                                205 Chubb Avenue
                           Lyndhurst, New Jersey 07071
               (Address of principal executive offices) (zip code)
                            ------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange
         Title of each class                 on which each class
         to be so registered                 is to be registered
         ----------------------             ----------------------

         Not Applicable                             None
                           --------------------------

     If this Form relates to the registration of a class of securities and is effective upon filing pursuant to General Instruction A. (d) (1), please check the following box. [ ]

     If this Form relates to the registration of a class of securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (d) (2), please check the following box. [X]
                           -------------------------

  Securities Act registration statement file number to which this form relates:
                           Registration No. 333-42121
                           --------------------------

       Securities to be registered pursuant to Section 12 (g) of the Act:


                    Redeemable Common Stock Purchase Warrants
                                (Title of Class)

     Item 1. Description of the Registrant's Securities to be Registered

     The information required in response to this item is incorporated by reference to Amendment Number 2 to the Company's Registration Statement on Form SB-2, filed as of March 13, 1998, Commission File No. 333-42121.

     A final prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference into the registration statement.

Item 2.                    Exhibits

Exhibit
No.               Description

     *3.1.1 Restated Certificate of Incorporation of 1967.

     *3.1.2 Certificate of Amendment of the Certificate of Incorporation of 1997.

     *3.1.3 Certificate of Amendment of the Certificate of Incorporation of December 1996.

     *3.1.4 Certificate of Amendment of the Certificate of Incorporation of July 1988.

     *3.1.5 Certificate of Amendment of the Certificate of Incorporation of July 1971.

     *3.1.6 Certificate of Amendment of the Certificate of Incorporation of February 1971.

     *3.1.7 Certificate of Amendment of the Certificate of Incorporation of June 1969.

     *3.1.8 Certificate of Amendment of the Certificate of Incorporation of September 1968.

     *4.1 Sections in Certificate of Incorporation and the Amended and Restated By-Laws of Harvey Electronics, Inc., that define the rights of the holders of shares of Common Stock, Preferred Stock and holders of Warrants (included in Exhibit Nos. 3.1.2 and 3.1.3).

     *4.3 Form of Redeemable Common Stock Purchase Warrant.

     -------------

     * Filed as exhibits to the Company's Form SB-2 Registration Statement (No. 333-42121).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated: March 26, 1998

                                         HARVEY ELECTRONICS, INC.



                                   By:  /s/ Franklin C. Karp
                                        -------------------------------------
                                        Franklin C. Karp, President